NEWS RELEASE
                                  ------------



             Contacts: Kevin J. Mast            Robert S. Davis
                       Chief Financial Officer  Vice President-Administration
                       (864) 235-8056           (864) 235-8056


                  HOMEGOLD FINANCIAL, INC. ANNOUNCES
       AGREEMENT TO SELL COMMERCIAL UNIT AND STERLING LENDING CORPORATION,
                  AND SECOND QUARTER 1998 OPERATING RESULTS


GREENVILLE, S.C. (August 7, 1998)- HomeGold Financial, Inc. (Nasdaq/NM:HGFN) (formerly Emergent Group, Inc. - Nasdaq/NM:EMER) today announced that it has reached an agreement in principle with a major financial services company for the sale of the majority of the assets of HomeGold's small business loan division at a purchase price which is expected to be approximately $85 million in cash. The division operates under the name Emergent Business Capital, Inc. The transaction includes all of the operations of the small business loan division of HomeGold except for the asset based lending unit, which the Company plans to sell separately. Total net assets of the small business loan division, excluding the asset-based lending unit, at June 30, 1998 were $65 million, or 14% of the total Company. The transaction is subject to, among other things, the approval of the Small Business Administration ("SBA") for the transfer of certain SBA licenses held by the Company, no objection from the Federal Trade Commission under the Hart-Scott-Rodino Act, legal documentation, and Board approval. HomeGold expects to receive these approvals and plans to close the sale by the end of September, although there can be no assurance of this. The buyer plans to operate the division as a separate business unit headquartered in Greenville, South Carolina. The division currently has approximately 85 employees, 40 of which are located in Greenville.

      The sale will provide HomeGold with net proceeds of approximately $58 million, after repaying the related small business loan division's revolving warehouse lines of credit. This net cash price represents approximately $6 per share of cash on a consolidated basis. The sale is expected to result in a gain of approximately $20 million to the Company upon closing of the transaction.

      The planned sale includes Emergent Business Capital, Inc., which originates, sells and services small business loans under the SBA's 7(a) licensed guaranteed loan program; Emergent Commercial Mortgage, Inc., an SBA 504 lender; Emergent Business Capital Equity Group, Inc., (formerly known as Emergent Equity Advisors, Inc.); and Reedy River Ventures, L.P., which holds a license to operate as a Small Business Investment Corporation and provides loans to small businesses.

      Kevin J. Mast, Chief Financial Officer of HomeGold Financial, Inc., stated "This is a great opportunity for both HomeGold and the small business loan division. It completes the Company's plans to focus capital and management on the large and growing non-conforming mortgage market. The Company completed the sale of the majority of the assets of its auto lending division earlier this year to TranSouth Financial Corporation, a division of Associates Financial Services Company, Inc. The sale of the commercial unit provides HomeGold with over $58 million net proceeds, which can be used as operating capital in building its core mortgage business. This divestiture provides HomeGold with the opportunity to focus our management and capital resources on our mortgage business."

      The Company also announced an agreement was reached with First National Security Corporation of Beaumont, Texas to sell the stock of Sterling Lending Corporation, a small retail mortgage operation based in Baton Rouge, Louisiana. The sale is for $1.5 million, with $400,000 in cash payable at closing and the balance payable in the form of a promissory note for $1.1 million. The Company expects no significant gain or loss on this sale. The transaction is expected to close before the end of the third quarter 1998, although no assurance of such can be given. Sterling Lending Corporation currently has approximately 135 employees with 10 retail branch locations located predominately in the southeastern part of the United States. In the first six months of 1998, Sterling Lending Corporation originated an average of $5.4 million of mortgage loans per month, which is less than 7% of the Company's total mortgage loan production.

      The Company also announced today a proforma net loss from continuing operations before unusual items (on a fully-taxed basis) of $4.4 million, or $0.45 per share for the second quarter ended June 30, 1998, compared with net income of $4.8 million, or $0.51 per share for the year earlier period. This pro-forma loss for the quarter is a result of the Company's loan production volume being below capacity levels in relation to the general and administrative structure. This compares to a proforma net loss from continuing operations before unusual items (on a fully-taxed basis) of $4.5 million, or $0.46 per share for the first quarter ended March 31, 1998. The proforma net loss before unusual items in the second quarter 1998 is comparable to the first quarter 1998 even though revenues were negatively affected in the second quarter by approximately $3.4 million relating to the Company's decision to sell all of its loans on a whole-loan basis for cash rather than securitizing them. The negative impact was primarily offset by cost savings in general and administrative expenses in the second quarter compared to the first quarter.

      The Company incurred significant non-recurring or unusual items in the second quarter 1998, which negatively impacted its actual results. These items include a writedown in the value of the residual receivables by $7.3 million due to faster than anticipated prepayment speeds on its securitization pools and $3.3 million in non-recurring expenses for pay adjustments, terminations of personnel and other restructuring costs. Pre-tax losses on subsidiaries to be sold were $2.6 million for the three months ended June 30, 1998. The Company also recorded income tax expense of $2.6 million even though overall the Company generated a pre-tax loss. The current tax is due on income called "excess inclusion income" resulting from the securitization pools. As a result of the above factors, the Company incurred a net loss of $23.0 million for the three months ended June 30, 1998. The loss per share for the second quarter of 1998 was $2.37 on 9.7 million average shares outstanding. Revenues for the second quarter of 1998 were $24.8 million, a decrease of 18% from 1997 second quarter revenues of $30.2 million, principally as the result of lower loan origination volume and the decision to not complete a loan securitization transaction during the quarter.

      For the six months ended June 30, 1998, proforma net loss from continuing operations before non-recurring or unusual items (on a fully taxed basis) was $8.9 million ($0.91 per share) compared with net income of $5.2 million ($0.55 per share) for the prior year period. Revenues for the first six months of 1998 were $49.3 million, a decrease of 1% from the prior year period's revenues of $49.9 million. Net loss including the impact of the non-recurring and unusual items was $43.6 million for the six months ended June 30, 1998, or $4.49 per share on 9.7 million average shares outstanding.

      The Company's total loan originations for the three months ended June 30, 1998 decreased 12% to $237.3 million from $268.9 million in the first quarter of 1998. The Company's mortgage loan division accounted for $206.9 million, or 87% of the total loan originations, with $30.4 million, or 13%, resulting from its small business loan division. The mortgage loan division's retail operations produced $113.8 million of loans for the second quarter 1998, representing 55% of the total mortgage loans originated by the Company. The Company's wholesale production origination channels generated the remaining 45% of the quarterly originations for the mortgage loan division totaling $93.1 million. As currently structured, the Company believes a 25% annualized growth rate in originations is a reasonable monthly goal. To accomplish this, management is emphasizing training and sales processing coordination. In the retail operations, monthly originations per originator are up from approximately $110,000 in January 1998 to approximately $210,000 in June 1998. This is a positive trend and is one illustration of efficiency improvements. The Company goal is to drive monthly originations per originator to exceed $300,000. Management believes that its broad distribution channels will provide origination growth as improved processing flows are completely implemented. By building a solid retail franchise operation, the Company believes it should be positioned for sustainable growth in 1999.

      The Company sold a total of $245.3 million of loans in the second quarter of 1998. The loan sales consisted of $229.6 million in whole-loan, servicing-released cash sales of mortgage loans and $15.7 million of loans related to the Company's small business loan division consisting of the sale of the guaranteed portions of SBA loans into the secondary market. Total sales for the second quarter 1998 represent a slight decrease from the comparable quarter for 1997 of $253.7 million in loan sales and securitizations, of which 95% related to the mortgage loan division.

      The Company's overall credit quality is expected to improve with better collection efforts and more stringent underwriting. Static pool delinquencies were lower in June in each of the Company's pools other than the 1998-1 pool, which is not yet a seasoned pool. These decreases are believed to be a result of the Company's recent changes in management in the portfolio servicing and collections department, and the enhancements in procedures and processes as a result of these changes. Prior to these management changes, delinquencies were continuing to increase during April and May 1998 from the March 1998 levels.

      The Company initiated a series of strategic steps in the first two quarters of 1998 to improve operations and move toward profitability. Steps undertaken to date include:

      1. In January 1998, the Company replaced the senior management team in the retail mortgage loan division.

      2. In March 1998, the Company sold substantially all of the auto loan portfolio at book value ($20.4 million), and terminated its auto loan operations.

      3. In April 1998, management implemented a new strategy to sell 100% of its mortgage loans designated as "held for sale" loans for cash, emphasizing cash flow. No mortgage loan securitization transaction was done in the second quarter, and none is planned for the third quarter of 1998. Cash flow will continue to be a primary focus for management, as the Company believes that those with positive cash flow should be better positioned for sustainable growth.

      4.    The Company tightened its underwriting guidelines in April 1998.

      5. Management changed the base pay for retail sales originators in May 1998 to be more incentive oriented.

      6. The Company reduced its workforce by approximately 200 associates in May 1998 to streamline the organization and to increase efficiencies. However, much of the reduction in costs resulting from this will not be evident until the third quarter 1998 as the result of severance and vacation paid with respect to terminated employees.

      7. On June 30, 1998, the Company entered into a new 3 year revolving warehouse line of credit facility to fund its mortgage loan
            operations.   The  Company had   approximately   $24.9  million  in
            availability under its lines of credits at June 30, 1998 based on the borrowing base calculations. Availability is expected to increase as additional loan sales take place later this year. Depending on the Company's liquidity position and capital needs, the Company may, from time to time, repurchase some of its senior unsecured debt on the open market utilizing excess working capital generated.

      8. In June 1998, the Company restructured the retail operations in an effort to improve loan processing efficiency and speed.

      9. Management has reduced general and administrative expenses ("G&A") to approximately $7.5 million in July 1998 from an average of $9.9 million per month in the first quarter and $8.6 million per month in the second quarter. Management expects third quarter G&A expenses to be $4.0 million lower than the second quarter. G&A expenses are expected to be reduced by an additional $2.0 million per month after September as a result of the sale of selected business units.

      10. In July 1998, the Company entered into a letter of intent for the sale of Sterling Lending Corporation for $1.5 million.

      11. In July 1998, the Company entered into a letter of intent for the sale of the majority of the small business loan division for net cash proceeds of $58 million.

      12. In August 1998, the Company consolidated the processing and closing functions of its retail mortgage regional operating center in Houston with another regional operating center, as well as streamlining several other areas, providing additional cost savings of $170,000 per month.

      All of these steps are important initiatives and are designed to focus attention on the mortgage loan division and build a much stronger organization with the necessary systems, processes, procedures, and controls.

      HomeGold Financial, Inc. is a financial services company, which originates, services, and sells non-prime first and second lien residential mortgage loans and loans to small businesses. HomeGold currently has approximately 1,040 employees and operates in 42 states.



      EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS DOCUMENT ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FOR MORE COMPLETE INFORMATION CONCERNING FACTORS WHICH COULD AFFECT THE COMPANY'S FINANCIAL RESULTS, REFERENCE IS MADE TO THE COMPANY'S REGISTRATION STATEMENTS, REPORTS AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                    HOMEGOLD FINANCIAL, INC. AND SUBSIDIARIES
                          (f/k/a Emergent Group, Inc.)
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
            (Dollars in thousands, except share and per share amounts)






                                    THREE MONTHS ENDED          SIX MONTHS ENDED
                                          JUNE 30,                JUNE 30,               YEAR ENDED
                                   ---------------------       ------------------       DECEMBER 31,
                                         1998      1997       1998      1997               1997
                                         ----      ----       ----      ----           ------------
                                     (UNAUDITED)             (UNAUDITED)                 (AUDITED)
Revenues:
   Interest income                     $10,516   $  8,817   $19,190   $ 15,024           $34,008
   Servicing income                      3,379      1,940     7,601      3,085             8,514
   Cash gain on sale of loans            4,530      5,493     7,979      7,296            14,153
   Non-cash gain on sale of loans          112      6,396     3,181     10,811            38,675
   Loan fee income                       5,359      7,337     8,961     13,215            30,207
   Other revenues                          880        196     2,418        433             1,399
                                    ------------  --------  ---------  ---------         --------
     Total revenues                     24,776     30,179    49,330     49,864           126,956

Expenses:
   Interest expense                      9,952      6,055    18,385      9,782            25,133
   Provision for credit losses           2,111      2,599     6,940      4,671            10,030
   Unrealized loss on residual
     receivables                         7,330          0     8,910          0                 0
   General and administrative expense   25,791     18,429    55,444     31,715            84,284
                                    ------------  --------  ---------  ---------         --------
     Total expenses                     45,184     27,083    89,679     46,168           119,447
                                    ------------  --------  ---------  ---------         --------

Income (loss) before income taxes
   and minority interest               (20,408)     3,096   (40,349)     3,696             7,509
Provision (benefit) for income taxes     2,566     (1,667)    3,244     (1,625)           (3,900)
                                    ------------  --------  ---------  ---------         --------

Income (loss) before minority interest (22,974)     4,763   (43,593)     5,321            11,409

Minority interest in (earnings)
   loss of subsidiaries                     (2)        --         2       (156)             (156)
                                    ------------  --------  ---------  ---------         --------

Net income (loss)                     ($22,976)   $ 4,763  $(43,591)   $ 5,165          $ 11,253
                                    ============  ========  =========  =========         ========

Basic earnings (loss) per share       $  (2.37)   $  0.52   $ (4.49)   $  0.56          $   1.20
                                    ============  ========  =========  =========         ========

Diluted earnings (loss) per share     $  (2.37)   $  0.51   $ (4.49)   $  0.55          $   1.17
                                    ============  ========  =========  =========         ========

Weighted average number of
   shares outstanding                9,708,083   9,147,570  9,705,055  9,145,385       9,406,221
                                    ============  ========  =========  =========        ========

Weighted average number of
   shares, options and warrants
   outstanding                       9,708,083   9,310,153  9,705,055  9,318,050       9,598,811
                                    ============  ========  =========  =========        ========



                              (MORE TABLES FOLLOW)

                    HOMEGOLD FINANCIAL, INC. AND SUBSIDIARIES
                          (f/k/a Emergent Group, Inc.)
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)


                                                JUNE 30,
                                         ---------------------      DECEMBER 31,
                                          1998           1997           1997
                                         ------         ------         ------
                                             (UNAUDITED)             (AUDITED)
ASSETS
Cash and cash equivalents              $  43,628      $   2,445      $   7,561

Loans receivable - held for investment    87,370        117,182        100,379
Loans receivable - held for sale         226,844        192,881        197,236
                                       ----------     ----------     ----------
     Total loans receivable              314,214        310,063        297,615
Less allowances for loan losses            8,385          4,621          6,528
Less unearned discount, dealer reserves
  and deferrals                            4,380          3,803          2,658
     Net loans receivable                301,449        301,639        288,429

Accrued interest receivable and other
     receivables                          11,514          7,505         15,087
Residual receivables (net of allowance
   for loss of $12,861, $6,214 and
   $14,255, respectively)                 67,679         29,077         63,202
Property and equipment, net               21,559         10,348         18,080
Real estate and personal property acquired
   through foreclosure                     4,140          4,063          3,295
Excess of cost over net assets of acquired
   businesses, net                         2,294          2,627          2,874
Debt origination costs, net                6,657            490          4,767
Deferred income tax asset                  4,151          2,795          4,151
Servicing asset                            1,289             --          1,468
Other assets                               5,523          3,999          7,238
                                       ----------     -----------    -----------
     Total assets                      $ 469,883      $ 364,988      $ 416,152
                                       ==========     ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving warehouse lines of credit    $ 167,763      $ 174,353      $  77,605
Mortgage note payable                      3,446              0              0
Senior unsecured debt                    125,000              0        125,000
Investor savings debentures              138,091        124,890        134,315
Other liabilities                         15,606          8,590         15,858
                                       ----------     ----------     -----------
     Total liabilities                   449,906        307,833        352,778

Minority interest                             68              0              0
Shareholders' equity                      19,909         57,155         63,374
                                       ----------     ----------     -----------
     Total liabilities and
              shareholders' equity     $ 469,883      $ 364,988      $ 416,152
                                       ==========     ==========     ===========

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

HGFN Announces Second Quarter Results
Page 8
August 7, 1998
------------------------------------------------------------------------------


                    HOMEGOLD FINANCIAL, INC. AND SUBSIDIARIES
                         (f/k/a/ Emergent Group, Inc.)
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                     THREE MONTHS ENDED        SIX MONTHS ENDED
                                          JUNE 30,                  JUNE 30,         YEAR ENDED
                                      ----------------         ----------------     DECEMBER 31,
                                       1998       1997          1998        1997         1997
                                      -----      -----         ------      ------     ---------
                                        (UNAUDITED)                (UNAUDITED)        (AUDITED)
Operating Cash Income:
   Servicing fees received and
       excess cash flow from
       securitization trusts        $  2,143   $  1,352      $  4,871    $   2,322   $    3,687
   Interest received                  10,867      7,733        20,234       13,913       31,716
   Cash gain on sale of loans          4,530      5,493         7,979        7,296       14,153
   Cash loan origination fees
        received                       5,959      9,135         9,842       15,068       31,843
   Securitization hedge gains              0          0            38            0            0
   Other cash income                   1,016        209         2,565          447        1,875
                                    ---------    --------    ---------     ---------    ---------
     Total operating cash income      24,515     23,922        45,529       39,046       83,274

Operating Cash Expenses:
   Securitization costs                    0        764           851        1,664        3,646
   Securitization hedge losses             0      1,606             0        1,606        2,125
   Cash operating expenses            24,882     17,814        53,635       31,060       81,594
   Interest paid                       7,230      5,037        18,769        8,596       20,980
   Taxes paid                          1,280        498         1,467          566        1,581
                                    ---------    --------    ---------     ---------    ---------
     Total operating cash expenses    33,392     25,719        74,722       43,492      109,926
                                    ---------    --------    ---------     ---------    ---------

CASH FLOW DUE TO OPERATING CASH INCOME
   AND EXPENSES                       (8,877)    (1,797)      (29,193)      (4,446)     (26,652)
Other cash flows from operating activities:
   Cash provided by (used in) other
     payables and receivables         (9,817)    (1,096)          639         (211)      (5,355)
   Cash provided by (used in) loans
     held for sale                    14,982   (101,313)      (51,058)    (118,779)    (114,282)
                                    ---------    --------    ---------     ---------    ---------
Net cash provided by (used in)
   operating activities               (3,712)  (104,206)      (79,612)    (123,436)    (146,289)

Net cash provided by (used in) investing
   activities                           (106)    (6,440)       18,174       (5,900)     (11,588)
Net cash provided by (used in) financing
   activities                         41,403    111,665        97,505      130,505      164,162
                                    ---------    --------    ---------     ---------    ---------

Net increase in cash and cash
   equivalents                        37,585      1,019        36,067        1,169        6,285
Cash and cash equivalents,
   beginning of period                 6,043      1,426         7,561        1,276        1,276
                                    ---------    --------    ---------     ---------    ---------
Cash and cash equivalents, end of
   period                            $43,628    $ 2,445      $ 43,628      $ 2,445     $  7,561
                                    =========   =========    =========     ========    ===========



                              (MORE TABLES FOLLOW)

HGFN Announces Second Quarter Results
Page 9
August 7, 1998
-------------------------------------------------------------------------------

                    HOMEGOLD FINANCIAL, INC. AND SUBSIDIARIES
                          OTHER SELECTED FINANCIAL DATA
                             (Dollars in thousands)
                                   (UNAUDITED)



                                      THREE MONTHS ENDED   SIX MONTHS ENDED
                                         JUNE 30,              JUNE 30,       YEAR ENDED
                                      -----------------   -----------------  DECEMBER 31,
                                       1998       1997     1998      1997       1997
                                      ------     ------   ------    ------     ------
LOAN ORIGINATION VOLUME:
-----------------------
Mortgage Loan Division:
   Retail                           $113,764   $148,534 $238,526  $239,594   $562,709
   Wholesale                          93,096    134,513  198,780   234,667    520,107
                                    ---------  -------- --------  --------   --------
Total Mortgage Loan Division         206,860    283,047  437,306   474,261  1,082,816
Small Business Loan Division          30,407     21,490   65,863    30,996     81,018
Auto Loan Division                         0      4,052    2,983     8,488     15,703
                                    ---------  -------- --------  --------   ---------
Total loan origination volume       $237,267   $308,589 $506,152  $513,745  $1,179,537
                                    =========  ======== ========  ========   =========

LOAN SALES AND SECURITIZATIONS:
Mortgage Loan Division:
   Whole loan sales                 $229,624   $118,611 $293,515  $158,480   $435,333
   Securitizations                         0    121,214   92,173   198,740    487,563
                                     --------  -------- --------- ---------  ---------
Total Mortgage Loan Division         229,624    239,825  385,688   357,220    922,896

Small Business Loan Division:
   7(a) Participations                15,654     13,862   26,192    17,646     41,232
   Securitizations                         0          0    1,827     4,626     24,286
                                     --------  -------- --------- ---------  ---------

Total Small Business Loan Division    15,654     13,862   28,019    22,272     65,518

Auto Loan Division (sale of loans)         0          0   20,578         0          0
                                     --------  -------- --------- ---------  ---------
Total loan sales and securitizations $245,278  $253,687 $434,285  $379,492  $ 988,414
                                     ========  ======== ========= =========  =========

TOTAL SERVICED PORTFOLIO, INCLUDING LOANS SERVICED FOR OTHERS WITHOUT CREDIT RISK:

Mortgage Loan Division              $752,866   $444,472 $752,866  $444,472  $768,556
Small Business Loan Division         239,505    169,891  239,505   169,891   198,876
Auto Loan Division                       578     22,556      578    22,556    21,284
                                     --------  -------- --------- ---------  ---------
   Total serviced portfolio         $992,949   $636,919 $992,949  $636,919  $988,716
                                    =========  ======== ========  ========  ==========

TOTAL SERVICED UNGUARANTEED PORTFOLIO, EXCLUDING LOANS SERVICED FOR OTHERS
WITHOUT CREDIT RISK:

Mortgage Loan Division              $752,866   $444,472 $752,866  $444,472  $700,248
Small Business Loan Division          99,825     63,043   99,825    63,043    78,822
Auto Loan Division                       578     22,556      578    22,556    21,284
                                     --------  -------- --------- ---------  ---------

   Total serviced portfolio         $853,269   $530,071 $853,269  $530,071  $800,354
                                    =========  ======== ========  ========  ==========


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

HGFN Announces Second Quarter Results
Page 10
August 7, 1998
-------------------------------------------------------------------------------




                    HOMEGOLD FINANCIAL, INC. AND SUBSIDIARIES
                       UNAUDITED ASSET QUALITY STATISTICS
                             (Dollars in thousands)





                                    JUNE 30, 1998         MARCH 31, 1998      DECEMBER 31, 1997
                                   ---------------       ----------------     -----------------
TOTAL COMPANY:                         $       %              $       %            $      %
                                   -------- -------      --------  ------     --------  -------

Delinquencies as a percent of total
      unguaranteed serviced loans:
            30-59 days             $34,702    4.07%      $ 34,115   3.73%     $29,174    3.65%
            60-89 days              13,076    1.53%        11,527   1.26%      10,009    1.25%
            90 days or more and
               loans in foreclosure
                  process           38,556    4.52%        31,934   3.49%      22,147    2.76%
                                   --------   -----      --------  ------     --------  ------
            Total greater than
                  30 days        $  86,334   10.12%      $ 77,576   8.48%     $61,330    7.66%
                                   ========   =====      ========  ======     ========  ======

YTD net charge-offs as percentage
    of average unguaranteed
    serviced loans (annualized)  $   3,849    0.85%      $  2.432   1.10%    $  6,811    1.38%
                                   ========   =====      ========  ======     ========  ======

Total allowances for credit
    losses as percentage
    of total unguaranteed
    serviced loans               $  21,246    2.49%      $ 23,801   2.60%    $ 20,783    2.60%
                                   ========   =====      ========  ======     ========  ======

MORTGAGE LOAN DIVISION:
Delinquencies as a percent of total
      unguaranteed serviced loans:
            30-59 days           $  32,977    4.38%      $ 32,100   3.90%    $ 25,424    3.63%
            60-89 days              12,881    1.71%        11,472   1.40%       9,383    1.34%
            90 days or more and
              loans in foreclosure
              process               36,830    4.89%        30,053   3.65%      21,233    3.03%
                                   ========   =====      ========  ======     ========  ======

            Total greater than
               30 days          $   82,688   10.98%      $ 73,625   8.95%    $ 56,040    8.00%
                                   ========   =====      ========  ======     ========  ======

YTD net charge-offs as percentage
      of average unguaranteed
      serviced loans
      (annualized)              $    2,729    0.68%      $  1,893   0.98%    $  1,305    0.32%
                                   ========   =====      ========  ======     ========  ======

Total allowances for credit
      losses as percentage
      of total unguaranteed
      serviced loans            $   15,227    2.02%     $  17,569   2.14%    $ 13,839   1.98%
                                   ========   =====      ========  ======     ========  ======

SMALL BUSINESS LOAN DIVISION:
Delinquencies as a percent of total
      unguaranteed serviced loans:
            30-59 days          $    1,671    1.68%     $  1,949    2.11%    $  2,253   2.86%
            60-89 days                 134    0.13%            0    0.00%         348   0.44%
            90 days or more
               and loans in foreclosure
               process               1,495    1.50%        1,526    1.66%         686   0.87%
            Total greater than
               30 days          $    3,300    3.31%     $  3,475    3.77%    $  3,287   4.17%
                                   ========   =====      ========  ======     ========  ======


YTD net charge-offs as percentage
      of average unguaranteed
      serviced loans
      (annualized)              $     462     1.04%     $   (10)   (0.05%)   $  1,683   2.74%
                                   ========   =====      ========  ======     ========  ======

Total allowances for credit
      losses as percentage
      of total unguaranteed
      serviced loans            $   5,730     5.74%     $ 5,861     6.35%    $  5,330  6.76%
                                   ========   =====      ========  ======     ========  ======


                                     -MORE-

HGFN Announces Second Quarter Results
Page 11
August 7, 1998


                    HOMEGOLD FINANCIAL, INC. AND SUBSIDIARIES
               UNAUDITED CONDENSED DIVISIONAL STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1998
                             (Dollars in thousands)




                                    CONTINUING       DISCONTINUED       DISCONTINUED
                                     MORTGAGE        MORTGAGE           COMMERCIAL
                                    OPERATIONS       OPERATIONS         OPERATIONS     TOTAL
                                  -------------      ------------      -------------  -------
Revenues:
   Interest income                  $  15,200      $      10           $   3,980   $  19,190
   Servicing income                     5,986              0               1,615       7,601
   Cash gain on sale of loans           4,545          1,355               2,079       7,979
   Non-cash gain on sale of loans       2,907              0                 274       3,181
   Loan fee income                      7,099          1,474                 388       8,961
   Other revenues                       1,422            193                 803       2,418
                                    ---------       --------           ----------  ----------
     Total revenues                    37,159          3,032               9,139      49,330

Expenses:
   Interest expense                    16,032            112               2,241      18,385
   Provision for credit losses          5,776              0               1,164       6,940
   Unrealized loss on residual
       receivables                      8,350              0                 560       8,910
   General and administrative expense  43,155          4,872               7,417      55,444
                                    ---------        --------           ----------  ----------

     Total expenses                    73,313          4,984              11,382      89,679
                                    ---------        --------           ----------  ----------

Loss before income taxes and
       minority interest              (36,154)        (1,952)             (2,243)    (40,349)

Provision (benefit) for income taxes    3,813            (51)               (518)      3,244
                                    ---------        --------           ----------  ----------


Loss before minority interest         (39,967)        (1,901)             (1,725)    (43,593)

Minority interest in loss
       of subsidiaries                      2              0                   0           2
                                    ---------        --------           ----------  ----------


Net loss                            $ (39,965)       $(1,901)          $  (1,725)   $(43,591)

                                    =========         =======           =========   ==========



                                     -MORE-

HGFN Announces Second Quarter Results
Page 12
August 7, 1998
-------------------------------------------------------------------------------




                    HOMEGOLD FINANCIAL, INC. AND SUBSIDIARIES
           UNAUDITED CONSOLIDATED CONDENSED DIVISIONAL BALANCE SHEETS
                                  JUNE 30, 1998
                             (Dollars in thousands)




                                CONTINUING    DISCONTINUED    DISCONTINUED
                                 MORTGAGE      MORTGAGE       COMMERCIAL
                                OPERATIONS    OPERATIONS      OPERATIONS      ELIMINATIONS    TOTAL
                                ----------    ----------      ------------    ------------    -----
ASSETS
Cash and cash equivalents       $  41,790      $      0       $   1,838       $          0   $43,628
Loans receivable held for
         investment                53,082             0          34,288                  0    87,370
Loans receivable held for sale    186,342             0          40,502                  0    26,844
                                ---------      ---------      ----------      -------------  ---------
     Total loans receivable       239,424             0          74,790                  0   314,214
Less allowances for loan losses     5,747             0           2,638                  0     8,385
Less unearned discount, dealer
         reserves and deferrals     3,060             0           1,320                  0     4,380
                                ---------      ---------      ----------      -------------  ---------

     Net loan receivables         230,617             0          70,832                  0   301,449
Accrued interest receivable and
   other receivables                9,395             0           2,119                  0    11,514
Intercompany receivables and
   investment in affiliates        49,487             0               0            (49,487)        0
Residual receivables, net          50,299             0          17,380                  0    67,679
Property and equipment, net        19,081         1,352           1,126                  0    21,559
Real estate and personal property
   acquired through foreclosure     4,140             0               0                  0     4,140
Excess of cost over net assets of
   acquired businesses, net         1,706             0             588                  0     2,294
Debt origination costs, net         6,455             0             202                  0     6,657
Deferred income tax asset           2,820             0           1,331                  0     4,151
Servicing asset                     1,289             0               0                  0     1,289
Other assets                        4,395           109           1,019                  0     5,523
                                ---------      ---------      ----------      -------------  ---------

     Total assets               $ 421,474     $   1,461       $  96,435       $    (49,487)  $ 469,883


LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving warehouse lines of
        credit                  $ 124,467    $        0       $  43,296       $         0    $ 167,763
Mortgage note payable               3,446             0               0                 0        3,446
Senior unsecured debt             125,000             0               0                 0      125,000
Investor savings debentures       138,091             0               0                 0      138,091
Other liabilities                  10,493           366           4,747                 0       15,606
                                ---------      ---------      ----------      -------------  ---------

   Total liabilities              401,497           366          48,043                 0      449,906
Minority interest                      68             0               0                 0           68
Intercompany debt                       0           586          17,368           (17,954)           0
Shareholders' equity               19,909           509          31,024           (31,533)      19,909
                                ---------      ---------      ----------      -------------  ---------

     Total liabilities and
        shareholders' equity    $ 421,474    $    1,461      $   96,435       $   (49,487)    $469,883
                                ============ ===========      ==========      =============   ========





                                      -END-